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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this registration statement of MSC.Software Corporation on Form S-8 pertaining to the MSC.Software Corporation Profit Sharing Plan of our report dated February 28, 2001, related to the consolidated statements of operations, shareholders' equity and cash flows of MSC.Software Corporation and subsidiaries for the year ended December 31, 2000, which report appears in the December 31, 2002 annual report on Form 10-K of MSC.Software Corporation.

                          /s/ ERNST & YOUNG LLP

Los Angeles, California
December 2, 2003

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  EXHIBIT 23.2